                           BNY FINANCIAL CORPORATION
                          1290 AVENUE OF THE AMERICAS
                               NEW YORK, NEW YORK


                                                                  June 26, 1997




Bernard Chaus, Inc.
800 Secaucus Road
Secaucus, New Jersey  07094



             RE:      BERNARD CHAUS, INC. AND CHAUS RETAIL, INC.
                      (COLLECTIVELY, THE "CHAUS ENTITIES"):



Gentlemen:

     You have asked BNY Financial Corporation ("BNYFC" or "Lender") to provide you with commitments for senior secured debt facilities aggregating up to $55,000,000 (the "Senior Facilities") consisting of (a) a five year senior term loan facility in the amount of $15,000,000 (the "New Term Loan"), and (b) a five year senior revolving credit working capital facility in the amount of $40,000,000 (the "New Senior Secured Credit Facility").

     Subject to the satisfaction of the conditions contained in this letter and in the attached summary term sheet (the "Annex" and, together with this letter, the "Commitment Letter"), and your acceptance hereof, BNYFC commits to lend the entire amount of the Senior Facilities, on the terms and conditions referred to in this Commitment Letter (the "Commitment").

     Please note, however, that the terms and conditions of this Commitment and undertaking are not limited to those set forth in this Commitment Letter. Those matters that are not covered or made clear herein or in the attached Annex are subject to mutual agreement of BNYFC, the Chaus Entities and Josephine Chaus. The terms and conditions of this Commitment and undertaking may be modified only in writing. In addition, this Commitment and undertaking is subject to:
(a) the preparation, execution and delivery of mutually acceptable loan documentation, including a credit agreement incorporating substantially the terms and conditions outlined herein and in the Annex, (b) the absence of any material adverse change in the operations, performance, properties or prospects of the Chaus Entities and their subsidiaries, taken as a whole, since March 31, 1997, (c) the material accuracy and completeness of all written representations that you make to us and all information that you furnish to us in writing in connection with this Commitment and

Bernard Chaus, Inc.
Page 2



undertaking and your material compliance with the terms of this Commitment Letter, (d) no development or change occurring after the date hereof has had or could reasonably be expected to have a Material Adverse Effect (as defined under the section "Conditions Precedent to Initial Extension of Credit" in the Annex) and (e) a closing of the Senior Facilities (the "Closing") on or before October 2, 1997.

     Unless and until a definitive agreement among the Chaus Entities, Josephine Chaus and BNYFC with respect to any transaction referred to in this Commitment Letter (including the Annex) has been executed and delivered, neither the Chaus Entities, Josephine Chaus nor BNYFC will be under any legal obligation of any kind whatsoever with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof and the parties will continue to be subject to the Existing Financing Agreement; provided, however, that, from and after the execution of this Commitment Letter by BNYFC, BNYFC shall be obligated to provide the Bridge Facility as described in Section I of the Annex in consideration for the Bridge Put agreement to be executed by Josephine Chaus simultaneously with the execution of this Commitment Letter by the parties hereto. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Chaus Entities, Josephine Chaus and BNYFC expressly so modifying or waiving such agreement.

     The Commitment will automatically terminate if the Closing has not occurred on or before October 2, 1997 unless extended by you and BNYFC on mutually agreeable terms.

     You agree that this Commitment Letter is for your confidential use only and neither its existence nor the terms hereof will be disclosed by you to any person or entity other than your affiliates, officers, directors, accountants, attorneys and other advisors and the existing shareholders and senior management of the Chaus Entities, and then only on a "need to know" basis and on a confidential basis, except that, following your return of an executed counterpart hereof to BNYFC, you may (a) make public disclosure of the existence, amount, terms and conditions of BNYFC's Commitment and undertaking hereunder, (b) file a copy of this Commitment Letter in any public record in which it is required by law to be filed, (c) provide a copy of this Commitment Letter on a confidential basis to the Chaus Entities and their officers, directors, accountants, attorneys and other advisors and (d) make such other public disclosures of the terms and conditions hereof as you are required by law, in the opinion of your counsel, to make and (e) disclose information that has been publicly disclosed other than by the Company.

Bernard Chaus, Inc.
Page 3


     Your obligations under this Commitment Letter with respect to indemnification, costs and expenses and confidentiality shall survive the expiration or termination of this Commitment Letter.

     You represent and warrant that (a) all written information that has been or will hereafter be made available by you or on your behalf or by any of your representatives in connection with the transactions contemplated hereby to BNYFC or any of its affiliates or representatives is and will be, taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and
(b) all financial projections, if any, that have been or will be prepared by you or on your behalf or by any of your representatives and made available to BNYFC in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any particular projections will be realized). You agree to supplement the information and projections from time to time so that the representations and warranties contained in this paragraph remain complete and correct.

     In issuing this Commitment and undertaking, BNYFC is relying on the accuracy of the information furnished to it by or on behalf of you or any of your subsidiaries or by or on behalf of the Chaus Entities or any of their subsidiaries (collectively, the "Pre-Commitment Information"). The business and financial terms set forth in this Commitment Letter have been established as a result of a due diligence investigation based on the Pre- Commitment Information.

     The obligations of BNYFC under this Commitment Letter for the Senior Facilities are made solely for your benefit and may not be relied upon or enforced by any other person or entity.

     This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Commitment Letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of this Commitment Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Letter.

Bernard Chaus, Inc.
Page 4


     Each of you and BNYFC hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the transactions contemplated hereby or the actions of BNYFC in the negotiation, performance or enforcement hereof.



     Please evidence your acceptance of the provisions of this Commitment Letter (including, without limitation, the attached Annex) and the other transactions referred to above by signing the enclosed copy of this Commitment Letter and returning it to the undersigned on June 26, 1997, by 11:00 a.m. (New York City time), at which time BNYFC's Commitment and undertaking set forth above (if not so accepted prior thereto) will expire.

                                              Very truly yours,

                                              BNY FINANCIAL CORPORATION


                                              By: /s/ Andrew Rogow
                                                 -----------------------------
                                                 Name: Andrew Rogow
                                                 Title: SVP

ACCEPTED AND AGREED
this 26th day of
June, 1997


BERNARD CHAUS, INC. AND
CHAUS RETAIL, INC.



By: /s/ Wayne Miller
   --------------------------------------
   Name:  Wayne Miller
   Title: Chief Financial Officer


ACCEPTED AND AGREED
this 26th day of
June, 1997


By: /s/ Josephine Chaus
    -------------------------------------
            Josephine Chaus